SB/HGS DIAGNOSTIC LICENSE AGREEMENT



            This Agreement is effective as of this 24th day of July, 1997 between, on the one hand, SmithKline Beecham Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania, having a place of business at One Franklin Plaza, Philadelphia, Pennsylvania 19101, U.S.A. ("SB corp"), SmithKline Beecham p.l.c., a corporation organized under the laws of England and having a place of business at Great West Road, Brentford, Middlesex, U.K. ("SB p.l.c.") (individually and collectively "SB"), and, on the other hand, Human Genome Sciences, Inc., 9410 Key West Avenue, Rockville, Maryland 20850 ("HGS").

                                WITNESSETH THAT:

            WHEREAS SB corp and HGS entered into the COLLABORATION AGREEMENT (defined below) relating to sequencing of expressed genes and development of practical applications therefor; and

            WHEREAS SB and HGS now wish to amend the COLLABORATION AGREEMENT with respect to HUMAN DIAGNOSTIC PRODUCTS (defined below);

            NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, and otherwise to be bound by proper and reasonable conduct, the parties agree as follows:

            The parties now agree that the COLLABORATION AGREEMENT is superseded in accordance with Paragraph 23.01 of such agreement and the AMENDED AND RESTATED LICENSE AGREEMENT is superseded, both only with respect to HUMAN DIAGNOSTIC PRODUCTS to read as follows:


1. DEFINITIONS

1.1. "AFFILIATE" shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this Agreement.

1.2. "AMENDED AND RESTATED LICENSE AGREEMENT" shall mean the agreement between SB and HGS entered into May 31, 1995.

1.3. "ANTIBODY PRODUCT" shall mean an antibody (monoclonal or polyclonal) and fragments and constructs thereof which may be useful for the treatment or prevention of a disease or disorder in humans.

1.4. "BIOINFORMATICS" shall mean computer software and know-how useful for the analysis, comparison, and curation of human nucleic acid sequences; and information related to such sequences; and software for the

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          constructionand  maintenance of databases for the  compilation of such sequences and their associated information; each developed from May 19, 1993 through the end of the INITIAL RESEARCH TERM. BIOINFORMATICS shall include software for the prediction of the three-dimensional
          structure  of  proteins   from  primary   sequence   information   but
          BIOINFORMATICS  shall not include  software for  rational  drug design
          based   on   such   three-dimensional   structure.   To   the   extent
          BIOINFORMATICS includes software licensed from a THIRD PARTY such THIRD PARTY software is not included except to the extent that a party has the right to transfer to the other party such software and its use and the other party agrees to pay any royalty owed to the THIRD PARTY for such software and its use.

1.5.      "cDNA" shall mean complementary DNA prepared from human cells.

1.6. "CLINICAL STUDY" shall mean a study in humans of a product which study is intended for use in obtaining approval to sell the product in a "Major Market." However, in the case of a product for which no human clinical studies are required, then CLINICAL STUDY shall mean, instead, initiation of country-wide sales of a product in a "Major Market." By "Major Market" is meant the United States, Canada, Japan, Great Britain, France, Germany, or Italy.

1.7. "COLLABORATION AGREEMENT" shall mean the Collaboration Agreement entered into between SB and HGS effective as of May 19, 1993, as amended as of immediately before the EFFECTIVE DATE.

1.8. "COLLABORATION PARTNER" shall mean those entities which are set forth in Appendix B of the JUNE 1996 SB/HGS LICENSE AGREEMENT, and any entity added to such Appendix pursuant to that agreement by mutual written agreement between SB and HGS.

1.9. "COLLABORATION PARTNER AGREEMENT" shall mean an agreement among HGS and SB and a COLLABORATION PARTNER and designated in writing by SB and HGS as a COLLABORATION PARTNER AGREEMENT, pursuant to the JUNE 1996 SB/HGS LICENSE AGREEMENT.

1.10. "COLLABORATION PARTNER PATENT" shall mean all patents and patent applications filed during the INITIAL RESEARCH TERM which are or become owned by a COLLABORATION PARTNER or to which a COLLABORATION PARTNER otherwise has, now or in the future, the right to grant licenses, only to the extent HGS and SB have the rights to grant licenses thereto under a COLLABORATION PARTNER AGREEMENT. Included within the definition of COLLABORATION PARTNER PATENTS are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions, registrations,

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          confirmations,    re-examinations    thereof   and   any   provisional
          applications and all SPCs.

1.11 "COLLABORATION PRODUCT" shall mean any product, process, substance, composition or service which (i) is based on the use of or is derived by use of HGS TECHNOLOGY and/or SB TECHNOLOGY and/or (ii) is covered by a HGS PATENT and/or (iii) is covered by a SB PATENT; and/or (iv) is covered by a COLLABORATION PARTNER PATENT; and/or (v) is based on or is derived by use of a TARGET and/or is a THERAPEUTIC PROTEIN and/or biological information on such TARGET or THERAPEUTIC PROTEIN all as to which SB and/or HGS receives rights from a COLLABORATION PARTNER under a COLLABORATION PARTNER AGREEMENT. An incidental or immaterial use (or no use) of such technology or patents in (i)-(v) shall not cause a product, process, substance, composition or service to become a COLLABORATION PRODUCT.

1.12. "DIAGNOSTIC RESEARCH PLAN" shall mean a written plan for researching, developing and commercializing a HUMAN DIAGNOSTIC PRODUCT. An example of such a plan is shown in Appendix A. RESEARCH PROGRAMS under the COLLABORATION AGREEMENT submitted prior to the EFFECTIVE DATE shall be deemed, to the extent that they cover HUMAN DIAGNOSTIC PRODUCTS, DIAGNOSTIC RESEARCH PLANS submitted by SB under this Agreement in accordance with Section 4.1.

1.13. "DRUG PRODUCT" shall mean a product (including VACCINES, as defined in the JUNE 1996 SB/HGS LICENSE AGREEMENT), which is not a THERAPEUTIC PROTEIN, GENE THERAPY VACCINE (as defined in the JUNE 1996 SB/HGS LICENSE AGREEMENT) or ANTIBODY PRODUCT, which may be useful for the treatment or prevention of a disease or disorder in a human.

1.14.     "EFFECTIVE DATE" shall mean the date first written above.

1.15. "GENE" shall mean a cDNA or a human gene or a family of such human genes or any portion of such cDNA, gene or genes.

1.16.     "HGS" shall mean Human Genome Sciences, Inc.

1.17. "HGS HUMAN DIAGNOSTIC PRODUCT" shall mean a COLLABORATION PRODUCT that is a HUMAN DIAGNOSTIC PRODUCT to which HGS obtains rights in accordance with Section 4 and as to which HGS retains rights under this Agreement.

1.18. "HGS PATENT(S)" shall mean all patents and patent applications to the extent they claim HGS TECHNOLOGY, which are or become owned by

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          HGS or to which HGS otherwise has, now or in the future,  the right to grant licenses. Included within the definition of HGS PATENTS are all continuations, continuations-in-part, divisions, patents of addition,
          reissues,   renewals,   extensions,   registrations,    confirmations,
          re-examinations thereof and any provisional applications and all SPCs.

1.19. "HGS PRODUCT" shall mean (1) a COLLABORATION PRODUCT in the HGS FIELD; or (2) a COLLABORATION PRODUCT in the SB FIELD (a) to which HGS obtains rights in accordance with the JUNE 1996 SB/HGS LICENSE AGREEMENT; and/or (b) which is a THERAPEUTIC PROTEIN discovered or developed by or on behalf of HGS after the INITIAL RESEARCH TERM; and/or (c) which is a DRUG PRODUCT or ANTIBODY PRODUCT discovered or developed by or on behalf of HGS at any time.

1.20. "HGS TECHNOLOGY" shall mean any and all data, substances, processes, materials, formulae, know-how and inventions with respect to GENES and/or expression products thereof (including sequence and function) which are useful within the HGS FIELD, SB FIELD, and/or the field of HUMAN DIAGNOSTIC PRODUCTS, and which are developed by or on behalf of HGS during or prior to the INITIAL RESEARCH TERM and which are owned by HGS or with respect to which HGS has a right to grant a license. In the event HGS in-licenses from a THIRD PARTY a DRUG PRODUCT, ANTIBODY PRODUCT, THERAPEUTIC PROTEIN or HUMAN DIAGNOSTIC PRODUCT in each case discovered by a THIRD PARTY with no use of HGS TECHNOLOGY, such product and information generated by HGS directly related to the research and development of such product, shall not be HGS TECHNOLOGY.

1.21. "HGS SPECIAL TECHNOLOGY shall mean (1) all HGS TECHNOLOGY in existence prior to June 28, 1996 and required to be transferred under the JUNE 1996 SB/HGS LICENSE AGREEMENT or transferred to SB under the COLLABORATION AGREEMENT or the JUNE 1996 SB/HGS LICENSE AGREEMENT and
          (2) all HGS TECHNOLOGY developed by or for HGS after June 28, 1996 and during the INITIAL RESEARCH TERM required to be transferred under the JUNE 1996 SB/HGS LICENSE AGREEMENT or transferred to SB by HGS under the JUNE 1996 SB/HGS LICENSE AGREEMENT which is: (a) sequence data with respect to cDNA and expression products thereof and
          BIOINFORMATICS relating thereto, (b) information on biological function of TARGETS and screens for such TARGETS, and/or (c) biological information on THERAPEUTIC PROTEINS for their use as TARGETS, and (3) HGS clones containing sequences in (1) and 2(a).


1.22.     "HUMAN  DIAGNOSTIC  PRODUCTS"  shall  mean  any  substance,   process,
          composition or service intended to identify, analyze or detect one


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          or more characteristics, genes, proteins, or any other molecule of, or in an individual human, including but not limited to, forensics, diagnosis, prognosis, or monitoring of a disease, predisposition to a
          disease,   or  other  abnormality  or  evaluation  of  health.   HUMAN
          DIAGNOSTIC PRODUCTS shall also include such products intended for commercial sale for research in laboratory animals. It is expressly understood that a HUMAN DIAGNOSTIC PRODUCT includes DIAGNOSTIC(S) as defined in the JUNE 1996 SB/HGS LICENSE AGREEMENT.

1.23. "INITIAL RESEARCH TERM" shall mean the term beginning May 19, 1993 and ending June 30, 2001.

1.24. "JUNE 1996 SB/HGS LICENSE AGREEMENT" shall mean the SB/HGS LICENSE AGREEMENT entered into between SB and HGS effective as of June 28, 1996.

1.25. "make, have made, use and sell" shall mean all exclusionary rights now or in the future conferred by a patent or equivalent of a patent (e.g., a SPC), copyright, or trade secret law of each applicable respective jurisdiction of the world, including but not limited to the right to make, have made, use, offer to sell, sell, import, copy, display, and distribute.

1.26. "NET SALES" shall mean gross receipts from sales of a SB HUMAN DIAGNOSTIC PRODUCT or a HGS HUMAN DIAGNOSTIC PRODUCT, as the case may be, (on a product-by-product basis) by SB or HGS or, except as provided below, their respective AFFILIATES, licensees, distributors trading on SB's or HGS's account or joint ventures or other associated companies, less deductions for (i) transportation, shipping and postage charges, including transportation, insurance, and customs duties to the extent separately invoiced; (ii) sales and excise taxes and duties paid or allowed by a selling party and any other governmental charges imposed upon the production, importation, use or sale of such product; (iii) normal and customary trade, quantity and cash discounts allowed and rebates including but not limited to Medicaid and Medicaid-like rebates; and (iv) allowances or credits to customers on account of rejection or return of such product or on account of retroactive price reductions affecting such product. Sales between or among a party to this Agreement and its respective AFFILIATES, licensees, distributors trading on SB's or HGS's account, or joint ventures or other associated companies shall be included within NET SALES only if such purchaser is an end-user of the applicable HUMAN DIAGNOSTIC PRODUCT. Otherwise, NET SALES shall only include the subsequent, final sales to THIRD PARTIES.

1.27. "PROTEIN RESEARCH PLAN" shall mean a written plan to research and develop a THERAPEUTIC PROTEIN, as such plan is defined in the JUNE 1996 SB/HGS LICENSE AGREEMENT.


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1.28.     "RESEARCH PLAN" shall have the same meaning as in the JUNE 1996 SB/HGS
          LICENSE AGREEMENT, except that it shall also include DIAGNOSTIC RESEARCH PLANS.

1.29. "RESEARCH PROGRAM" shall have the meaning ascribed to it in the COLLABORATION AGREEMENT.

1.30. "RESEARCH TERM EXTENSIONS" shall mean extensions of the INITIAL RESEARCH TERM obtained pursuant to Paragraph 6.1.

1.31. "SB" shall mean SmithKline Beecham Corporation and/or SmithKline Beecham, p.l.c., and any past (from May 19, 1993 through the EFFECTIVE
          DATE), present or future AFFILIATE thereof, which AFFILIATE holds the relevant right and/or is or was or will be necessary or required to perform any obligations of SB under this Agreement and/or obligations of either of them are subsequently assigned and/or delegated pursuant to Section 20 of this Agreement.

1.32. "SB FIELD" shall have the same meaning as in the JUNE 1996 SB/HGS LICENSE AGREEMENT.

1.33. "SB HUMAN DIAGNOSTIC PRODUCT" shall mean a COLLABORATION PRODUCT that is a HUMAN DIAGNOSTIC PRODUCT to which SB obtains rights pursuant to
          Section 4 and as to which SB retains rights under this Agreement.

1.34. "SB PATENT(s)" shall mean all patents and patent applications to the extent they claim SB TECHNOLOGY, which are or become owned by SB or to which SB otherwise has, now or in the future, the right to grant licenses. Included within the definition of SB PATENTS are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions, registrations, confirmations, re-examinations thereof and any provisional applications and all SPCs. SB PATENTS shall include TAKEDA PATENTS, as defined in the JUNE 1996 SB/HGS LICENSE AGREEMENT, to the extent such patents and patent applications claim SB TECHNOLOGY.

1.35. "SB DIAGNOSTIC PATENT(s)" shall mean SB PATENT(s), only to the extent such patents have claims that cover a HUMAN DIAGNOSTIC PRODUCT.

1.36. "SB TECHNOLOGY" shall mean any and all data, substances, processes, materials, formulae, know-how, inventions and information useful within the HGS FIELD, SB FIELD, and/or the field of HUMAN DIAGNOSTIC PRODUCTS, which are based on the use of or derived by use of HGS SPECIAL TECHNOLOGY and are developed by or on behalf of SB during the INITIAL RESEARCH TERM, or RESEARCH TERM EXTENSIONS


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          or under a RESEARCH  PLAN  submitted by SB pursuant to this  Agreement prior to the later of four (4) years after the INITIAL RESEARCH TERM or four (4) years after RESEARCH TERM EXTENSIONS. SB TECHNOLOGY shall not include technologies, reagents or materials made by SB merely because of an incidental or immaterial use (or no use of) of HGS SPECIAL TECHNOLOGY in the development of such technologies, reagents or materials or merely because of an incidental or immaterial use of (or no use of) such technologies, reagents or materials in a RESEARCH PLAN. SB TECHNOLOGY shall include TAKEDA TECHNOLOGY, as defined in the JUNE 1996 SB/HGS LICENSE AGREEMENT, to the extent that such TAKEDA TECHNOLOGY is based on the use of or derived by use of (a) HGS SPECIAL TECHNOLOGY, or (b) SB TECHNOLOGY as defined in the preceding two sentences of this Paragraph.

1.37. "SPC" shall mean a right based upon a patent to exclude others from making, using or selling a product, process, substance, composition or service, such as a Supplementary Protection Certificate.

1.38. "SPECIAL SB TECHNOLOGY" shall mean (1) all SB TECHNOLOGY developed by or on behalf of SB in existence prior to June 28, 1996 required to be transferred under the JUNE 1996 SB/HGS LICENSE AGREEMENT or transferred to HGS by SB under the COLLABORATION AGREEMENT or the JUNE 1996 SB/HGS LICENSE AGREEMENT, (2) all SB TECHNOLOGY developed by or on behalf of SB after June 28, 1996 which SB is required to transfer or transfers to HGS under the JUNE 1996 SB/HGS LICENSE AGREEMENT and/or (3) SB TECHNOLOGY otherwise lawfully obtained by HGS. With respect to information contained in a DIAGNOSTIC RESEARCH PLAN submitted by SB pursuant to this Agreement, SPECIAL SB TECHNOLOGY shall not include items of the type identified in Sections 1, 2, or 3 of the outline attached as Appendix A.

1.39. "TARGET" shall mean a GENE or expression product thereof (e.g., receptors, enzymes or ion channels) which could be used for screening or other drug discovery purpose to identify compounds or antibodies with a biochemical or pharmacological effect.

1.40.     "TERRITORY" shall mean all the countries and territories in the world.

1.41. "THERAPEUTIC PROTEIN" shall mean a polypeptide derived from a GENE (not including an ANTIBODY PRODUCT) which may be useful for the treatment or prevention of a disease or disorder in humans.

1.42. "THIRD PARTY(IES)" shall mean any party other than a party to this Agreement or an AFFILIATE of SB, or HGS.


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2. GRANTS
2.1.      RESEARCH AND DEVELOPMENT

          2.1.1. HGS hereby grants to SB a non-exclusive, world-wide license under HGS SPECIAL TECHNOLOGY, claims of HGS PATENTS that cover HGS SPECIAL TECHNOLOGY and COLLABORATION PARTNER
                    PATENTS to perform research and development of HUMAN DIAGNOSTIC PRODUCTS during the INITIAL RESEARCH TERM and RESEARCH TERM EXTENSIONS pursuant to this Agreement, provided however that HGS will not have a license to make, have made, use and sell a HUMAN DIAGNOSTIC PRODUCT based on HGS diagnostic research except as described herein.

          2.1.2. HGS hereby grants to SB a non-exclusive, world-wide, license under HGS SPECIAL TECHNOLOGY, claims of HGS PATENTS that cover HGS SPECIAL TECHNOLOGY and COLLABORATION PARTNER
                    PATENTS to perform research and development of HUMAN DIAGNOSTIC PRODUCTS after the INITIAL RESEARCH TERM and RESEARCH TERM EXTENSIONS pursuant to a DIAGNOSTIC RESEARCH PLAN submitted by SB pursuant to this Agreement.

          2.1.3. SB hereby grants to HGS a non-exclusive, world-wide, license under SB DIAGNOSTIC PATENTS to perform research and development of HUMAN DIAGNOSTIC PRODUCTS during the INITIAL RESEARCH TERM and RESEARCH TERM EXTENSIONS, but not to the extent that such SB DIAGNOSTIC PATENT covers any SB HUMAN DIAGNOSTIC PRODUCT and/or any HUMAN DIAGNOSTIC PRODUCT which is the subject of a DIAGNOSTIC RESEARCH PLAN filed by SB during the INITIAL RESEARCH TERM.

          2.1.4. SB hereby grants to HGS a non-exclusive, world-wide, license under SB DIAGNOSTIC PATENTS to perform research and development of HUMAN DIAGNOSTIC PRODUCTS after the INITIAL RESEARCH TERM and RESEARCH TERM EXTENSIONS pursuant to a DIAGNOSTIC RESEARCH PLAN submitted by HGS pursuant to this Agreement, but not to the extent that such SB DIAGNOSTIC PATENT covers any SB HUMAN DIAGNOSTIC PRODUCT and/or any
                    HUMAN DIAGNOSTIC PRODUCT which is the subject of a DIAGNOSTIC RESEARCH PLAN filed by SB during the INITIAL RESEARCH TERM.

          2.1.5. HGS hereby grants to SB a non-exclusive, world-wide, license under HGS SPECIAL TECHNOLOGY, HGS PATENTS AND COLLABORATION PARTNER PATENTS to perform research

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                    and development in the HGS FIELD (as that term is defined in the June 1996 SB/HGS LICENSE AGREEMENT) only in furtherance of research and development of HUMAN DIAGNOSTIC PRODUCTS (i)
                    during  the  INITIAL   RESEARCH   TERM  and  RESEARCH   TERM
                    EXTENSIONS, and (ii) after the INITIAL RESEARCH TERM under a RESEARCH PLAN submitted by SB pursuant to this Agreement. For the avoidance of doubt, no license is granted (other than to perform research and development pursuant to this
                    Section 2.1.5) to SB hereunder to make, have made, use and sell COLLABORATION PRODUCTS in the HGS FIELD.


2.2.      SB HUMAN DIAGNOSTIC PRODUCTS

          2.2.1. HGS hereby grants to SB an exclusive, sublicenseable world-wide license under HGS SPECIAL TECHNOLOGY, claims of HGS PATENTS that cover HGS SPECIAL TECHNOLOGY, and COLLABORATION PARTNER PATENTS to make, have made, use and sell in the TERRITORY, each SB HUMAN DIAGNOSTIC PRODUCT, as to which SB obtains rights under Section 4 during the INITIAL RESEARCH TERM.

          2.2.2. HGS hereby grants to SB a non-exclusive, sublicenseable world-wide license under HGS SPECIAL TECHNOLOGY, claims of HGS PATENTS that cover HGS SPECIAL TECHNOLOGY, and COLLABORATION PARTNER PATENTS to make, have made, use and sell in the TERRITORY, each SB HUMAN DIAGNOSTIC PRODUCT, as to which SB obtains rights under Section 4 during RESEARCH TERM EXTENSIONS.

          2.2.3. SB shall have the right to license SB HUMAN DIAGNOSTIC PRODUCTS at any time.

          2.2.4. Except for agreements permitted by Paragraph 7.2 or the JUNE 1996 SB/HGS LICENSE AGREEMENT, the rights granted to SB by HGS under this Agreement and SB's rights to SB TECHNOLOGY and SB PATENTS are licenseable and/or transferable by SB to a THIRD PARTY only with respect to a SB HUMAN DIAGNOSTIC PRODUCT, and only pursuant to an Agreement by which SB grants a license to a THIRD PARTY for a SB HUMAN DIAGNOSTIC PRODUCT as permitted under this Paragraph 2.2.3 and in which the THIRD PARTY agrees to covenants and obligations with respect to the use of such SB HUMAN DIAGNOSTIC PRODUCT, and any HGS TECHNOLOGY, HGS PATENTS, SB PATENTS and SB
                    TECHNOLOGY to be licensed to such THIRD PARTY which are essentially identical to the covenants and obligations of SB under this Agreement.


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2.3.      HGS HUMAN DIAGNOSTIC PRODUCTS

          2.3.1. SB hereby grants to HGS a non-exclusive, sublicenseable world-wide license under SB DIAGNOSTIC PATENTS to make, have made, use and sell in the TERRITORY, each HGS HUMAN
                    DIAGNOSTIC  PRODUCT  as to which HGS  obtains  rights  under
                    Section 4 during the INITIAL RESEARCH TERM and RESEARCH TERM EXTENSIONS, but not to the extent that such SB DIAGNOSTIC PATENT covers any SB HUMAN DIAGNOSTIC PRODUCT and/or any
                    HUMAN DIAGNOSTIC PRODUCT which is the subject of a DIAGNOSTIC RESEARCH PLAN filed by SB during the INITIAL RESEARCH TERM..

          2.3.2. Except for agreements permitted by Paragraph 7.2, the rights to SB DIAGNOSTIC PATENTS granted to HGS by SB under this Agreement are licenseable and/or transferable by HGS to a THIRD PARTY only with respect to a HGS HUMAN DIAGNOSTIC PRODUCT, and only pursuant to an Agreement by which HGS grants a license to a THIRD PARTY to a HGS HUMAN DIAGNOSTIC PRODUCT as permitted under this Agreement and in which the THIRD PARTY agrees to covenants and obligations which limit the use of SB DIAGNOSTIC PATENTS which are essentially identical to the covenants and obligations of HGS under this Agreement.

          2.3.3. Except for (i) licenses granted by HGS to SB under this Agreement; and (ii) licenses granted to THIRD PARTIES with respect to HGS HUMAN DIAGNOSTIC PRODUCTS as permitted by Paragraph 2.3.2, during the INITIAL RESEARCH TERM, HGS shall not grant any rights or license to HUMAN DIAGNOSTIC PRODUCTS that are COLLABORATION PRODUCTS. In addition, during the INITIAL RESEARCH TERM, HGS shall not grant to any THIRD PARTY diagnostic research rights to access the database or other diagnostic research and/or development rights other than those associated with the licensing of a specific HGS HUMAN DIAGNOSTIC PRODUCT as provided herein.

          2.3.4. Notwithstanding anything else to the contrary, SPECIAL SB TECHNOLOGY developed after June 28, 1996 and claims of SB PATENTS developed after June 28, 1996, and RESEARCH PROGRAMS submitted under the COLLABORATION AGREEMENT shall not be disclosed by HGS to a THIRD PARTY until such patents and technology have, prior to such disclosure, become generally available to the public other than through a breach of this Agreement.

2.4. All the grants in this Section 2 are subject to all the terms and conditions of the Agreement.

2.5. Except as expressly provided herein, SB retains all rights to SB DIAGNOSTIC PATENTS.

3. PAYMENTS AND ROYALTIES
3.1.      Payments to HGS

          3.1.1. SB shall pay a royalty [***] of NET SALES of each SB HUMAN DIAGNOSTIC PRODUCT sold by SB or SB licensees.

          3.1.2. Royalty obligations on SB HUMAN DIAGNOSTIC PRODUCTS sold by SB or SB licensees under this Agreement shall terminate on a country-by-country and product-by-product basis on the later of (i) ten (10) years after first country-wide launch of each product in each country or (ii) expiration of the COLLABORATION PARTNER PATENT, HGS PATENT or SB DIAGNOSTIC PATENT which covers the making, using or selling of such product in such country.

3.2.      Payments to SB


          3.2.1. If a HGS HUMAN DIAGNOSTIC PRODUCT is sublicensed to a THIRD PARTY and such HGS HUMAN DIAGNOSTIC PRODUCT is covered by a claim of a SB DIAGNOSTIC PATENT, then HGS shall pay a royalty of [***] of NET SALES of each such HGS HUMAN DIAGNOSTIC PRODUCT sold by such HGS licensee. Subject to
                    Section 3.3, no royalty is owed on sales by HGS.

          3.2.2. Royalty obligations on HGS HUMAN DIAGNOSTIC PRODUCTS sold by HGS licensees under this Agreement shall terminate on a country-by-country and product-by-product basis on the later of (i) ten (10) years after first country-wide launch of each product in each country or (ii) expiration of the SB DIAGNOSTIC PATENT which covers the making, using or selling of such product in such country.

3.3.      ROYALTIES TO THIRD PARTIES

          3.3.1. Any royalties owed to a THIRD PARTY, including a COLLABORATION PARTNER or TAKEDA, by HGS or SB, on the NET SALES of a SB HUMAN DIAGNOSTIC PRODUCT shall be the sole responsibility of SB.

          3.3.2. Any royalties owed to a THIRD PARTY, including a COLLABORATION PARTNER or TAKEDA, by HGS or SB, on the NET SALES of a HGS HUMAN DIAGNOSTIC PRODUCT shall be the sole responsibility of HGS.

3.4. Except as provided in Sections 3.1, 3.2, or 3.3, no other payments or obligations, including but not limited to copromotion payments, milestones, and licensing fees, shall be owed by either SB or HGS to the other for an SB DIAGNOSTIC PRODUCT or an HGS DIAGNOSTIC PRODUCT, as the case may be, under this Agreement or any other agreement between SB and HGS existing as of the EFFECTIVE DATE of this Agreement.

4. DIAGNOSTIC RESEARCH PLANS
4.1. SB shall obtain rights in accordance with Section 2 of this Agreement to a HUMAN DIAGNOSTIC PRODUCT, provided that SB is the first among the parties to this Agreement to submit a DIAGNOSTIC RESEARCH PLAN for the specific HUMAN DIAGNOSTIC PRODUCT during the INITIAL RESEARCH TERM or any RESEARCH TERM EXTENSIONS. [***]

4.2. Subject to the provisions of Sections 4.1 and 4.3, HGS shall obtain rights in accordance with Section 2 of this Agreement to a HUMAN DIAGNOSTIC PRODUCT, provided that HGS is the first among the parties to this Agreement to submit a DIAGNOSTIC RESEARCH PLAN for the specific HUMAN DIAGNOSTIC PRODUCT during the INITIAL RESEARCH TERM or any RESEARCH TERM EXTENSIONS.

4.3. During the INITIAL RESEARCH TERM, HGS may only submit DIAGNOSTIC RESEARCH PLANS for HUMAN DIAGNOSTIC PRODUCTS in accordance with either of the following conditions:

          4.3.1. HGS may submit up to [***] DIAGNOSTIC RESEARCH PLANS for HUMAN DIAGNOSTIC PRODUCTS, one such plan in connection with each PROTEIN RESEARCH PLAN submitted by HGS pursuant to the JUNE 1996 SB/HGS LICENSE AGREEMENT. The DIAGNOSTIC RESEARCH PLAN shall cover only the same GENE as the PROTEIN RESEARCH PLAN and/or expression product of such GENE and/or antibody against such expression product.

          4.3.2. HGS may submit a DIAGNOSTIC RESEARCH PLAN for a HUMAN DIAGNOSTIC PRODUCT which corresponds to a HGS PRODUCT, other than a THERAPEUTIC PROTEIN, at the time

                    HGS or its licensee initiates a CLINICAL STUDY of such HGS PRODUCT (i.e., a DRUG PRODUCT or an ANTIBODY PRODUCT). [***]

4.4. ALL DIAGNOSTIC RESEARCH PLANS submitted by either party shall be submitted to the RC established under the JUNE 1996 SB/HGS LICENSE AGREEMENT.

4.5. In the event that SB obtains rights to a SB HUMAN DIAGNOSTIC PRODUCT pursuant to Section 4.1 and such diagnostic is directed to the same GENE as a PROTEIN RESEARCH PLAN submitted by HGS pursuant to the JUNE 1996 SB/HGS LICENSE AGREEMENT, SB shall make such SB HUMAN DIAGNOSTIC PRODUCT available to HGS or its therapeutic licensee on standard commercial terms when such product becomes available as a commercial product.

4.6. In the event that the research, development or commercialization of the THERAPEUTIC PROTEIN or HGS PRODUCT in connection with which a DIAGNOSTIC RESEARCH PLAN has been submitted by HGS pursuant to Section
          4.3.1 or 4.3.2 is terminated by HGS, all HGS rights under HGS PATENTS and know-how to the HGS HUMAN DIAGNOSTIC PRODUCT (which HGS HUMAN DIAGNOSTIC PRODUCT was contained in the DIAGNOSTIC RESEARCH PLAN submitted by HGS in conjunction with said THERAPEUTIC PRODUCT or HGS PRODUCT) shall be assigned to SB.

5. PRODUCT DEVELOPMENT
5.1. SB shall have full control and authority over development, registration and commercialization of SB HUMAN DIAGNOSTIC PRODUCT. HGS shall have full control and authority over development, registration and commercialization of HGS HUMAN DIAGNOSTIC PRODUCT.

5.2. Each party may delegate such responsibilities in whole or in part to its licensees.

5.3. Each party shall keep the other informed of progress of its efforts to develop and commercialize SB HUMAN DIAGNOSTIC PRODUCT or HGS

          HUMAN DIAGNOSTIC PRODUCT. Each party shall keep the other party informed of its, and its licensees progress to develop and commercialize SB HUMAN DIAGNOSTIC PRODUCTS or HGS HUMAN DIAGNOSTIC PRODUCTS as the case may be.

5.4. SB shall use its diligent efforts to develop, market, promote and sell SB HUMAN DIAGNOSTIC PRODUCT as to which SB obtains rights under
          Section 4 equivalent to those efforts it uses with respect to products of similar value and status, subject to SB's right to terminate such efforts and surrender such rights in and to such product.

5.5. HGS shall use its diligent efforts to develop, promote and sell HGS HUMAN DIAGNOSTIC PRODUCT as to which HGS obtains rights to under
          Section 4 equivalent to those efforts it uses with respect to products of similar value and status, subject to HGS's right to terminate such efforts and surrender such exclusive rights in and to such product.

5.6. Within sixty (60) days after the end of each calendar year, SB and HGS shall provide to each other in writing annual reports with respect to work performed by or for it under DIAGNOSTIC RESEARCH PLANS which shall consist of updates to DIAGNOSTIC RESEARCH PLANS substantially in the form of the APPENDIX A.

5.7. SB and HGS shall not use any information or data in RESEARCH PLANS submitted by the other, other than information which is HGS SPECIAL TECHNOLOGY AND SPECIAL SB TECHNOLOGY as specified in Sections 1, 2 and 3 of a RESEARCH PLAN.

6. RESEARCH TERM EXTENSIONS

6.1. The INITIAL RESEARCH TERM may be extended by SB as RESEARCH TERM EXTENSIONS for up to five (5) additional years on a year-by-year basis by written notice to HGS at least sixty (60) days prior to the end of the INITIAL RESEARCH TERM or any yearly extension thereof, provided
          (1) such written notice is accompanied by a payment of [***] for each additional year; and (2) SB has extended the INITIAL RESEARCH TERM of the JUNE 1996 SB/HGS LICENSE AGREEMENT for the same period of time.

7. EXCHANGE OF INFORMATION AND CONFIDENTIALITY

7.1. During the term of this Agreement and thereafter, irrespective of any termination earlier than the expiration of the term of this Agreement, HGS and SB shall not use or reveal or disclose to THIRD PARTIES any information or materials received from the other party, without first obtaining the written consent of such other party, except as permitted hereunder. This confidentiality and non-use obligation shall not apply to disclosures to or uses by TAKEDA pursuant to the SB/TAKEDA AGREEMENT or disclosures to or uses by COLLABORATION PARTNERS pursuant to COLLABORATION

          PARTNER AGREEMENTS. Unless otherwise restricted by this Agreement, the confidentiality and non-use provisions of this Paragraph shall not apply to such information which

               a) was known to the receiving party or generally known to the public prior to its disclosure hereunder;

               b) subsequently becomes known to the public by some means other than a breach of this Agreement;

               c) is subsequently disclosed to the receiving party by a THIRD PARTY having a lawful right to make such disclosure;

               d) is required by law or bona fide legal process to be disclosed, provided that the party required to make the disclosure takes all reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable notice to the party providing the information and/or materials;

               e)   is approved for release by the parties, or

               f) is independently developed by employees or agents of either party or their respective parent corporation or their AFFILIATES and/or subsidiaries without any knowledge of the information and/or materials provided by the other party.

7.2.

          7.2.1. Nothing in Paragraph 7.1 shall be construed as preventing either party from disclosing any information to an AFFILIATE or to a licensee, distributor or joint venture or other associated company of either party for the purpose of developing or commercializing SB HUMAN DIAGNOSTIC PRODUCT, or HGS HUMAN DIAGNOSTIC PRODUCT as permitted by this Agreement, provided such AFFILIATE, licensee, distributor or joint venture or other associated company has undertaken a similar obligation of confidentiality and non-use with respect to the confidential information.

          7.2.2. In the event that SB intends to transfer or disclose HGS SPECIAL TECHNOLOGY or SB TECHNOLOGY to a THIRD PARTY collaborator that is a not-for-profit entity (and/or an investigator working for a not-for-profit entity) no such transfer or disclosure shall take place until such THIRD PARTY enters into an agreement with SB by which SB is granted a license to all inventions and patent rights based thereon which result from the use of such technology. To the extent any such invention would be HGS TECHNOLOGY or SB TECHNOLOGY if invented or discovered by SB and/or HGS, then such invention shall be HGS TECHNOLOGY or SB TECHNOLOGY as the case may be subject to the terms and conditions of this Agreement. HGS agrees that SB may enter into agreements pursuant to this Paragraph using an

                    Agreement substantially in the form of MTAs used by SB and/or HGS under the COLLABORATION AGREEMENT.

          7.2.3. Either party may disclose HGS TECHNOLOGY and SB TECHNOLOGY to THIRD PARTY contractors or collaborators to facilitate or carry out research activities under this Agreement provided that such THIRD PARTIES enter into an agreement with such party which contains confidentiality provisions substantially the same as those set forth herein and which provides that all rights in inventions and which result from the use of such technology by the THIRD PARTY shall be owned by HGS or SB or exclusively licensed to HGS or SB as the case may be with a right to grant licenses. To the extent any such invention or discovery would be HGS TECHNOLOGY or SB TECHNOLOGY if invented or discovered by SB and/or HGS, then such invention or discovery shall be HGS TECHNOLOGY or SB TECHNOLOGY as the case may be subject to the terms and conditions of this Agreement.

7.3. All confidential information disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that confidential information received from the other party under this Agreement remains the property of the other party and (ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to insure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.

7.4. No public announcement concerning (i) the existence of or terms of this Agreement (ii) research and/or discoveries made by a party and,
          (iii) exercise of a party of rights granted under this Agreement shall be made, either directly or indirectly, by the other party to this Agreement without prior written notice to the other party and, except as may be legally required, or as may be required for a public offering of securities, or as may be required for recording purposes, without first obtaining the approval of the other party and agreement upon the nature and text of such announcement. The party desiring to make any such public announcement shall inform the other party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure. This Paragraph shall not apply to any information in a public announcement which is information essentially identical to that contained in a previous public announcement agreed to pursuant to this Paragraph.

7.5. For the avoidance of doubt, nothing in this Agreement shall be construed as preventing or in any way inhibiting either party from complying with statutory and regulatory requirements governing the development, manufacture, use and sale or other distribution of products in any manner which it reasonably deems appropriate, including, for example, by disclosing to regulatory authorities confidential or other information received from a party or THIRD PARTIES. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted. Any materials provided by one party to the other under this Agreement shall be subject to the confidentiality and non-use provisions set out in this Section. All such materials shall be used in compliance with all applicable laws and regulations. SB and HGS each certifies that it is regularly engaged in conducting tests in vitro or in animals used only for laboratory research purposes, that all materials which SB or HGS receive under this Agreement will actually be used for these purposes only, and that no animal used for such tests will be used for any food purposes or kept as a domestic pet or livestock.

7.6. SB and HGS agree to comply with any applicable law or regulation of the United States or any country governing the export or reexport of products (including test equipment), software, and technical data (and the product of such data).

7.7. All rights and licensing granted under or pursuant to this Agreement by HGS to SB are, and shall irrevocably be deemed to be, "intellectual property" as defined in Section 101(56) of the Bankruptcy Code. In the event of the commencement of a case by or against either party under any Chapter of the Bankruptcy Code, this Agreement shall be deemed an executory contract and all rights and obligations hereunder shall be determined in accordance with Section 365(n) thereof. Unless a party rejects this Agreement and the other party decides not to retain its rights hereunder, the other party shall be entitled to a complete duplicate of (or complete access to, as appropriate) all intellectual property and all embodiments of such intellectual property held by the party and the party shall not interfere with the rights of the other party, which are expressly granted hereunder, to such intellectual property and all embodiments of such intellectual property from another entity. Further, this Agreement shall be deemed, upon presentation to another entity, to be the same as an express instruction by the party to such other entity to provide such intellectual property and all embodiments of such intellectual property directly to the other party. Without limiting the foregoing provisions in this Paragraph, the other party shall be entitled to all post-bankruptcy-petition improvements, updates, or developments of intellectual property created hereunder. If such intellectual property is not fully developed as of the commencement of any bankruptcy case, the other party shall have the right to complete development of the property.

7.8. Nothing in this Agreement shall be construed as requiring HGS to disclose HGS SPECIAL TECHNOLOGY to SB or SB to disclose SB SPECIAL TECHNOLOGY to HGS other than as already required under Section 12.1 of the JUNE 1996 SB/HGS LICENSE AGREEMENT.

8. PATENT PROSECUTION AND LITIGATION
8.1. Each party shall have and retain sole and exclusive title to all inventions, discoveries, designs, works of authorship and other know-how which are made, conceived, reduced to practice or generated only by its employees, agents, or other persons acting under its authority. Each party shall own an equal undivided interest in all such inventions, discoveries, designs, works of authorship and other know-how made, conceived, reduced to practice or generated jointly by employees, agents, or other persons acting under the authority of both parties. In the event of jointly owned inventions, HGS shall have the first right to file, prosecute and maintain patents and applications directed thereto under the terms and conditions of Paragraph 8.2. If a joint owner does not desire to file, prosecute or maintain a patent or patent application to a joint inventions, such owner shall assign its ownership interest therein to the other. All patents and patent applications to joint inventions which are HGS SPECIAL TECHNOLOGY and SPECIAL SB TECHNOLOGY shall be both SB PATENTS and HGS PATENTS, subject to the terms and conditions of this Agreement; otherwise, any joint owner shall be free to dispose of its interest therein without accounting to the other joint owner.

8.2. HGS shall have the right within its sole discretion and at its expense to prepare, file, prosecute and maintain HGS PATENTS. With respect to HGS PATENTS as to which SB retains a license hereunder, subject to Paragraph 8.9, HGS shall keep SB informed with respect to the filing and prosecution thereof. In the event that SB desires that HGS obtain and maintain patent protection in any country with respect to HGS SPECIAL TECHNOLOGY as to which SB retains a license hereunder, HGS shall do so at the cost and expense of SB.

8.3. SB shall have the right within its sole discretion and at its expense to prepare, file, prosecute and maintain SB PATENTS. With respect to SB PATENTS as to which HGS retains a license hereunder, subject to Paragraph 8.10, SB shall keep HGS informed with respect to the filing and prosecution thereof. In the event that HGS desires that SB obtain and maintain patent protection in any country with respect to SPECIAL SB TECHNOLOGY as to which HGS retains a license hereunder, SB shall do so at the cost and expense of HGS.

8.4. Each party, on behalf of itself and its directors, employees, officers, shareholders, agents, successors and assigns hereby waives any and all actions and causes of action, claims and demands whatsoever, in law or equity of any kind it or they may have against the other party, its officers, directors, employees, shareholders, agents, successors and assigns, which may arise in any way, except as a result of gross negligence, recklessness, or willful misconduct, in performance of patent activities under this Section.

8.5. In the event that HGS or SB becomes aware of actual or threatened infringement of a SB PATENT or HGS PATENT anywhere in the TERRITORY, that party shall promptly notify the other party in writing. The owner of the SB PATENT or HGS PATENT shall have the first right but not the obligation to bring, at its own expense, an infringement action against any THIRD PARTY and to use the other party's name in connection therewith. If the owner of the patent does not commence a particular infringement action within thirty (30) days, the other party, after notifying the owner in writing, shall be entitled to bring such infringement action at its own expense to the extent that such party is licensed thereunder and in its own name and/or in the name of the owning party. The foregoing notwithstanding, in the event that an alleged infringer certifies pursuant to 21 USC 355(b)(2)(A)(vii)(IV) or (j)(2)(A)(iv) against an issued HGS PATENT or SB PATENT covering a HUMAN DIAGNOSTIC PRODUCT, the party receiving notice of such certification shall immediately notify the other party of such certification, and if fourteen (14) days prior to expiration of the forty five (45) day period set forth in 21 USC 355(c)(3)(C) or
          (j)(4)(B)(iii), the owner of the HGS PATENT or SB PATENT fails to commence an infringement action, the party receiving notice, in its sole discretion, at its own expense and to the extent that it is licensed under the HGS PATENT or SB PATENT, shall be entitled to bring such infringement action in its own name and/or in the name of the owning party. The party conducting such action shall have full control over its conduct, including settlement thereof provided such settlement shall not be made without the prior written consent of the other party if it would adversely affect the patent rights of the other party. In any event, HGS and SB shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party.

8.6. HGS and SB shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party. Any excess amount shall be shared between SB and HGS in an amount proportional to their respective losses and expenses.

8.7.      The parties  shall keep one  another  informed of the status of and of
          their   respective   activities   regarding  any  such  litigation  or
          settlement thereof.

8.8. The owner of a SB PATENT or HGS PATENT shall have the first right to seek extensions of the terms of the patent and to seek to obtain SPCs. A party who is developing, selling or planning to sell a product covered by a patent shall have the second right. Each party shall assist the other in the obtaining of such extensions or SPCs including by authorizing the other party to act as its agent.

8.9. The disclosure obligations of Paragraph 8.2 shall only apply to HGS PATENTS which include HGS SPECIAL TECHNOLOGY which HGS has disclosed to SB pursuant to the JUNE 1996 SB/HGS LICENSE AGREEMENT.

8.10. The disclosure obligations of Paragraph 8.3 shall only apply to SB PATENTS which claim SPECIAL SB TECHNOLOGY which SB has disclosed to HGS pursuant to the JUNE 1996 SB HGS LICENSE AGREEMENT.

9. TRADEMARKS AND NON-PROPRIETARY NAMES
9.1. SB, at its expense, shall be responsible for the selection, registration and maintenance of all trademarks which it employs in connection with SB HUMAN DIAGNOSTIC PRODUCT and shall own and control such trademarks. Nothing in this Agreement shall be construed as a grant of rights, by license or otherwise, to HGS to use such trademarks for any purpose other than as provided in this Agreement.

9.2. SB, at its expense, shall be responsible for the selection and registration of non-proprietary names employed by SB for SB HUMAN DIAGNOSTIC PRODUCT.

9.3. HGS, at its expense, shall be responsible for the selection, registration and maintenance of all trademarks which it employs in connection with HGS HUMAN DIAGNOSTIC PRODUCT and shall own and control such trademarks. Nothing in this Agreement shall be construed as a grant of rights, by license or otherwise, to SB to use such trademarks for any purpose other than as provided in this Agreement.

9.4. HGS, at its expense, shall be responsible for the selection and registration of non-proprietary names employed by HGS for HGS HUMAN DIAGNOSTIC PRODUCT.

10. STATEMENTS AND REMITTANCES
10.1. Each party, as the case may be, shall keep and require its licensees to keep complete and accurate records of all NET SALES of HGS HUMAN DIAGNOSTIC PRODUCT and SB HUMAN DIAGNOSTIC PRODUCT, subject to royalties under the licenses granted herein. Each party shall have the right, at its expense, through a certified public accountant or like person reasonably acceptable to the other party, to examine such records during regular business hours during the life of this Agreement and for six
          (6) months after its termination; provided, however, that such examination shall not take place more often than once a year and provided further that such accountant shall report only as to the accuracy of the royalty statements and payments, including the magnitude and source of any discrepancy. Neither party nor their licensees shall be required to maintain such records for more than three (3) years.

10.2. Within sixty (60) days after the close of each calendar quarter, each party shall deliver to the other a true accounting of all SB HUMAN DIAGNOSTIC PRODUCT, or HGS HUMAN DIAGNOSTIC PRODUCT sold by it and its licensees and distributors during such quarter for which royalties are payable and shall at the same time pay all royalties due. Such accounting shall show sales on a country-by-country and product-by-product basis.

10.3. Any tax paid or required to be withheld on account of the licensing party based on royalties payable under this Agreement shall be deducted from the amount of royalties otherwise due. Taxes paid or withheld from monies due SB by its licensees shall be deducted proportionately from the amount of monies otherwise due HGS. Each party shall secure and send to the other proof of any such taxes withheld and paid.

10.4. All royalties due under this Agreement shall be payable in U.S. dollars. If governmental regulations prevent remittances from a foreign country with respect to sales made in that country, the obligation to pay royalties on sales in that country shall be suspended until such remittances are possible. Each party shall have the right, upon giving written notice to the other, to receive payment in that country in local currency.

10.5. Monetary conversions from the currency of a foreign country, in which a product is sold, into United States currency shall be made at the official exchange rate in force in that country for financial transactions on the last business day of the calendar quarter or half year for which the royalties are being paid. If there is no such official exchange rate, the conversion shall be made at the rate for such remittances on that date as certified by Citibank, N.A., New York, New York, U.S.A.

11. TERM AND TERMINATION
11.1. This Agreement shall come into effect as of the EFFECTIVE DATE and shall remain in full force and effect unless earlier terminated as provided in this Section 11.

11.2. In the event HGS fails to make a payment to SB under this Agreement with respect to a HGS HUMAN DIAGNOSTIC PRODUCT when due, or fails to meet its obligations under Section 5 with respect to a HGS HUMAN DIAGNOSTIC PRODUCT, in addition to any other remedy which it may have, SB may notify HGS in writing that all of HGS's rights with respect to such HGS HUMAN DIAGNOSTIC PRODUCT shall terminate as of sixty (60) days after such written notice and HGS's rights with respect thereto shall terminate unless such payment is made or such failure is cured, prior to the expiration of such sixty (60) day period.

11.3. In the event SB fails to make a payment to HGS under this Agreement with respect to a SB HUMAN DIAGNOSTIC PRODUCT when due, or fails to meet its obligations under Section 5 with respect to a SB HUMAN DIAGNOSTIC PRODUCT, in addition to any other remedy which it may have, HGS may notify SB in writing that all of SB's rights with respect to such SB HUMAN DIAGNOSTIC PRODUCT shall terminate as of sixty (60) days after such written notice and SB's rights with respect thereto shall terminate unless such payment is made or such failure is cured, prior to the expiration of such sixty (60) day period.

11.4. Either party may terminate this Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

11.5. Notwithstanding the bankruptcy of HGS or SB, or the impairment of performance by HGS or SB of its obligations under this Agreement as a result of bankruptcy or insolvency of HGS or SB, the other party shall be entitled to retain the licenses granted herein, subject to rights of a party to terminate this Agreement for reasons other than bankruptcy or insolvency as expressly provided in this Agreement.

11.6. Neither party shall have the right to terminate this Agreement except under Paragraph 11.4, provided however that nothing in this Agreement shall limit any remedies for breach which may be available pursuant to a judgment of a court, in law or equity, including termination of this Agreement or of any or all rights hereunder.

12. RIGHTS AND DUTIES UPON TERMINATION

12.1. Upon termination of this Agreement in its entirety or with respect to any SB HUMAN DIAGNOSTIC PRODUCT or HGS HUMAN DIAGNOSTIC PRODUCT or to any country, each party shall notify the other of the amount of such product it and its licensees and distributors then have on hand, the sale of which would, but for the termination, be subject to royalty, and such party and its licensees and distributors shall thereupon be permitted to sell that amount of the product provided that the party shall pay the royalty thereon at the time herein provided for.

12.2. Termination of this Agreement shall terminate all outstanding obligations and liabilities between the parties arising from this Agreement except those described in Paragraphs 2.2.4, 2.3.2, 2.3.4, 7.1, 7.3, 7.5, and 8.1 and Sections 10, 12, 14, 16, and 23, as well as any provision not specified in this Paragraph which is clearly meant to survive termination of this Agreement.

12.3. Termination of the Agreement in accordance with the provisions hereof shall not limit remedies which may be otherwise available in law or equity.

13. WARRANTIES AND REPRESENTATIONS

          Nothing in this Agreement shall be construed as a warranty that SB PATENTS, COLLABORATION PARTNER PATENTS or HGS PATENTS are valid or enforceable or that their exercise does not infringe any patent rights of THIRD PARTIES. A holding of invalidity or unenforceability of any such patent, from which no further appeal is or can be taken, shall not affect any obligation already accrued hereunder, but shall only eliminate royalties otherwise due under such patent from the date such holding becomes final.

13.1. Each party warrants and represents that it has the right to enter into this Agreement and to perform in accordance therewith.

13.2. Except as otherwise expressly set forth herein neither party makes any representations or extends any warranties of any kind, either express or implied, including, but not limited to, warranties of merchantability or fitness for a particular purpose.

13.3.     Each party guarantees that its respective  AFFILIATES will perform all
          obligations   under  this  Agreement  as  if  such   AFFILIATES   were
          signatories of this Agreement.

14. INDEMNIFICATION

14.1. SB shall defend, indemnify and hold harmless HGS, AFFILIATES of HGS, licensors of HGS and their respective directors, officers, shareholders, agents and employees, from and against any and all liability, loss, damages and expenses (including attorneys' fees) as the result of claims, demands, costs or judgments which may be made or instituted against any of them arising out of the manufacture, possession, distribution, use, testing, sale or other disposition by or through SB or any THIRD PARTY granted rights by SB under this Agreement of any SB HUMAN DIAGNOSTIC PRODUCT. SB's obligation to defend, indemnify and hold harmless shall include claims, demands, costs or judgments, whether for money damages or equitable relief by reason of alleged personal injury (including death) to any person or alleged property damage, provided, however, the indemnity shall not extend to any claims against an indemnified party which result from the gross negligence or willful misconduct of such indemnified party. SB shall have the exclusive right to control the defense of any action which is to be indemnified in whole by SB hereunder, including the right to select counsel acceptable to HGS to defend HGS and to settle any claim, provided that, without the written consent of HGS (which shall not be unreasonably withheld or delayed), SB shall not agree to settle any claim against HGS to the extent such claim has a material adverse effect on HGS. The provisions of this Paragraph shall survive and remain in full force and effect after any termination, expiration or cancellation of this Agreement and obligation hereunder shall apply whether or not such claims are rightfully brought. SB shall require each licensee to agree to indemnify HGS in a manner consistent with this Paragraph.

14.2. HGS shall defend, indemnify and hold harmless SB, AFFILIATES of SB, licensors of SB and their respective directors, officers, shareholders, agents and employees, from and against any and all liability, loss, damages and expenses (including attorneys' fees) as the result of claims, demands, costs or judgments which may be made or instituted against any of them arising out of the manufacture, possession, distribution, use, testing, sale or other disposition by or through HGS or its AFFILIATES or any THIRD PARTY granted rights by HGS under this Agreement of any HGS HUMAN DIAGNOSTIC PRODUCT. HGS's obligation to defend, indemnify and hold harmless shall include claims, demands, costs or judgments, whether for money damages or equitable relief by reason of alleged personal injury (including death) to any person or alleged property damage, provided, however, the indemnity shall not extend to any claims against an indemnified party which result from the gross negligence or willful misconduct of such indemnified party. HGS shall have the exclusive right to control the defense of any action which is to be indemnified in whole by HGS hereunder, including the right to select counsel acceptable to SB to defend SB and to settle any claim, provided that, without the written consent of SB (which shall not be unreasonably withheld or delayed), HGS shall not agree to settle any claim against SB to the extent such claim has a material adverse effect on SB. The provisions of this Paragraph shall survive and remain in full force and effect after any termination, expiration or cancellation of this Agreement and HGS obligation hereunder shall apply whether or not such claims are rightfully brought. HGS shall require each licensee to agree to indemnify SB in a manner consistent with this Paragraph.

14.3.     A person or entity that  intends to claim  indemnification  under this
          Section 14 (the "Indemnitee") shall promptly notify the other party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the

          Indemnitor, after it determines that indemnification is required of it, shall assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor if Indemnitor does not assume the defense; or, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Section 14 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action is such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 14, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 14. The Indemnitee under this Section 14 its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigations of any action, claim or liability covered by this indemnification. In the event that each party claims indemnity from the other and one party is finally held liable to indemnify the other, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

15. FORCE MAJEURE

15.1. If the performance of any party of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any clause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

16. GOVERNING LAW

16.1. This Agreement shall be deemed to have been made in the Commonwealth of Pennsylvania and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, U.S.A. 17.

17. SEPARABILITY

17.1. In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

17.2. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

17.3. In the event that the terms and conditions of this Agreement are materially altered as a result of Paragraphs 17.1 or 17.2, the parties will renegotiate in good faith the terms and conditions of this Agreement to resolve any inequities.

18. ENTIRE AGREEMENT

18.1. This Agreement, the JUNE 1996 SB/HGS LICENSE AGREEMENT, and the COLLABORATION PARTNER AGREEMENTS entered into as of the date written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings relating to such subject matter. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

18.2. The headings and titles to the Sections and Paragraphs of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

19. NOTICES

19.1. Any notice required or permitted under this Agreement shall be sent by air mail, postage pre-paid, courier or fax to the following addresses of the parties or such other addresses as may be notified to the parties as provided herein:

                        HGS:        HUMAN GENOME SCIENCES,  INC.
                                    Key West Avenue
                                    Rockville, Maryland 20850
                                    Attention: Chief Executive Officer
                                    fax: 301-309-0092

                        copy to:    HGS: HUMAN GENOME SCIENCES, INC.
                                    Key West Avenue
                                    Rockville, Maryland 20850
                                    Attention:  General Counsel
                                    fax: 301-309-8439

                        SB:         SMITHKLINE BEECHAM CORPORATION
                                    Swedeland Road
                                    King of Prussia, Pennsylvania 19103
                                    Attention:  Director,
                                    Alliances & Technologies Group
                                    SmithKline Beecham Pharmaceuticals
                                    fax: 610-270-6663

                        copy to:    SMITHKLINE BEECHAM CORPORATION
                                    Swedeland Road
                                    P.O. Box 1539
                                    King of Prussia, Pennsylvania 19406
                                    Attention:  Corporate Intellectual Property
                                    fax: 610-270-4026

19.2. Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the party to whom it is addressed.

20. ASSIGNMENT

20.1. This Agreement and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Neither this Agreement nor any interest hereunder shall be assignable by either party without the written consent of the other provided, however, that SB or HGS may assign this Agreement or any of its rights or obligations hereunder to any AFFILIATE or to any THIRD PARTY with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates, without obtaining the consent of the other party, provided the assigning party remains liable under this Agreement and that the THIRD PARTY assignee or surviving entity assumes in writing all of its obligations under this Agreement.

21. RECORDING

21.1. SB and HGS shall have the right, at any time, to record, register, or otherwise notify this Agreement in appropriate governmental or regulatory offices anywhere in the TERRITORY, and the other party shall provide reasonable assistance to the notifying party in effecting such recording, registering or notifying.

22. DISPUTE RESOLUTION

22.1. Senior management of SB and HGS shall endeavor to resolve all disputes under this Agreement.

22.2. If senior management does not timely resolve any such dispute, then either party may submit such to binding arbitration pursuant to the SB/HGS arbitration agreement dated 19 August, 1993 as may be amended from time to time.

23. COVENANTS
23.1.

          23.1.1.   SB agrees not to use SB TECHNOLOGY except

                    23.1.1.1. during the INITIAL RESEARCH TERM and RESEARCH TERM EXTENSIONS to perform research and development of HUMAN DIAGNOSTIC PRODUCTS and after the INITIAL RESEARCH TERM and RESEARCH TERM EXTENSIONS to perform research and development of a SB HUMAN DIAGNOSTIC PRODUCT pursuant to a DIAGNOSTIC RESEARCH PLAN submitted by or on behalf of SB pursuant to this Agreement, 23.1.1.2. in the HGS FIELD (as defined in the JUNE 1996 SB/HGS LICENSE AGREEMENT) only (i) in furtherance of research and development of HUMAN DIAGNOSTIC PRODUCTS during the INITIAL RESEARCH TERM AND RESEARCH TERM EXTENSIONS, and (ii) after the INITIAL RESEARCH TERM AND RESEARCH TERM EXTENSIONS only in furtherance of research and development of SB HUMAN DIAGNOSTIC PRODUCTS pursuant to a DIAGNOSTIC RESEARCH PLAN submitted by or on behalf of SB pursuant to this Agreement, 23.1.1.3. to make, have made, use, and sell SB HUMAN DIAGNOSTIC PRODUCT (other than SB HUMAN DIAGNOSTIC PRODUCTS to which SB's rights have been terminated pursuant to Paragraph 11.3), 23.1.1.4. to grant licenses that SB is otherwise permitted to grant pursuant to this Agreement, and
                                  23.1.1.5. as otherwise permitted in the JUNE 1996 SB/HGS LICENSE AGREEMENT.

                    23.1.2. During and after the INITIAL RESEARCH TERM, SB agrees not to use HGS SPECIAL TECHNOLOGY except as licensed and permitted pursuant to this Agreement or the JUNE 1996 SB/HGS LICENSE AGREEMENT.

                    23.1.3. Notwithstanding the preceding, SB shall have the right to use SB TECHNOLOGY that is solely based on or derived from published information and/or information which otherwise becomes lawfully known to SB independently of this Agreement, unless: (i) the information is claimed in a published HGS PATENT or SB PATENT and there is no THIRD PARTY patent application or patent with an earlier priority date which discloses the information or

                                  (ii)  the  SB   TECHNOLOGY   results   from  a
                                  DIAGNOSTIC RESEARCH PLAN undertaken by SB.

23.2. HGS shall not use SPECIAL SB TECHNOLOGY except as licensed or permitted under this Agreement. Notwithstanding the preceding, HGS shall have the right to use SPECIAL SB TECHNOLOGY independently of this Agreement if such SPECIAL SB TECHNOLOGY is solely based on or derived from published information and/or information which otherwise becomes lawfully known to HGS independently of this Agreement, unless: the information is claimed in a published HGS PATENT or SB PATENT and there is no THIRD PARTY patent application or patent with an earlier priority date which discloses the information.

23.3. Notwithstanding anything else to the contrary, the following uses of SB TECHNOLOGY and/or HGS SPECIAL TECHNOLOGY shall not be a breach of this Agreement by SB:

          23.3.1. use of unpatented HGS TECHNOLOGY outside a RESEARCH PLAN submitted by SB in accordance with this Agreement or the JUNE 1996 SB/HGS LICENSE AGREEMENT after the later of the end of the INITIAL RESEARCH TERM or RESEARCH TERM EXTENSIONS which HGS TECHNOLOGY at the time of such use is generally available to the public, and/or

          23.3.2. use of SB TECHNOLOGY outside a RESEARCH PLAN submitted by SB in accordance with this Agreement or the JUNE 1996 SB/HGS LICENSE AGREEMENT developed after the later of the end of the INITIAL RESEARCH TERM or RESEARCH TERM EXTENSIONS which is SB TECHNOLOGY only as a result of the use of unpatented HGS TECHNOLOGY which is generally available to the public at the time of such use; and/or

          23.3.3. use of BIOINFORMATICS after the end of the INITIAL RESEARCH TERM or RESEARCH TERM EXTENSION which BIOINFORMATICS is SB TECHNOLOGY; and/or 23.3.4. use of SB TECHNOLOGY with respect to any products discovered four (4) years after the later of the end of the INITIAL RESEARCH TERM or RESEARCH TERM EXTENSIONS outside a RESEARCH PLAN submitted by SB in accordance with this Agreement or the JUNE 1996 SB/HGS LICENSE AGREEMENT.

24. COUNTERPARTS

24.1. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

            IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Agreement as of the date first written above.


SmithKline Beecham Corporation


By:______________________________


SmithKline Beecham, p.l.c.


By:______________________________



Human Genome Sciences, Inc.


By:______________________________

                                   Appendix A

                         SAMPLE DIAGNOSTIC RESEARCH PLAN


1.          Background

               a.   Target Identification (HGS Sequence ID#)

               b. Brief description of data regarding potential diagnostic utility

2.          Key milestones

               a.   List key milestones and anticipated dates for achievement

               b. Describe current status of project relative to milestones and associated dates for accomplishments

3.          Clinical Evaluation

               a.   List clinical utility claims desired

               b. Briefly describe the studies needed for clinical evaluation and status of those studies.

4.          Patent Status